EXHIBIT 32.1

CERTIFICATIONS OF MATTHEW J. SZULIK, CHIEF EXECUTIVE OFFICER, PRESIDENT AND

CHAIRMAN OF THE BOARD OF DIRECTORS, AND CHARLES E. PETERS, JR., EXECUTIVE VICE PRESIDENT AND

CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of Red Hat, Inc. (Red Hat) hereby certify that (a) Red Hat’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Red Hat.

October 12, 2004	By:	/s/ MATTHEW J. SZULIK
Matthew J. Szulik Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)

October 12, 2004	By:	/s/ CHARLES E. PETERS, JR.
Charles E. Peters, Jr. Executive Vice President and Chief Financial Officer (Principal Financial Officer)